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                                                                Exhibit 16


June 5, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

                       Westinghouse Electric Corporation
                       ---------------------------------

We have read Item 4 of Westinghouse Electric Corporation's Form 8-K dated June 5, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Pittsburgh, Pennsylvania